Exhibit 99.1

NEWS RELEASE

NuVasive Announces Fourth Quarter and Full Year 2020 Financial Results

-- Acquires Simplify Medical and the most clinically effective technology in the cervical total disc replacement (cTDR) procedure segment --

-- Submits 510(k) clearance for Pulse platform and reiterates summer 2021 launch --

-- Continued to increase R&D investments in 2020 to advance Company’s innovation roadmap --

-- Delivered strong Q4 2020 international growth --

SAN DIEGO – February 25, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter and full year ended Dec. 31, 2020.

Fourth Quarter 2020

•	Net sales decreased 6.0% to $291.8 million, or 6.7% on a constant currency basis;
•	GAAP operating margin of 6.9%; Non-GAAP operating margin of 15.8%; and
•	GAAP diluted earnings per share of $0.03; Non-GAAP diluted earnings per share of $0.59.

Full Year 2020

•	Net sales decreased 10.1% to $1.051 billion, or 10.2% on a constant currency basis;
•	GAAP operating margin of 3.7%; Non-GAAP operating margin of 11.1%; and
•	GAAP diluted loss per share of $0.72; Non-GAAP diluted earnings per share of $1.23.

“NuVasive continues to see significant impact from COVID-19 on elective surgical procedures and patient sentiment, particularly within the U.S. market, which increased late in the fourth quarter,” said J. Christopher Barry, chief executive officer of NuVasive. “Against a challenging 2020, we made key investments in infrastructure, talent, and innovation to unlock our ability to fulfill our long-term strategy. We are excited about the acquisition of Simplify Medical to advance our C360 portfolio and the 510(k) submission for the Pulse platform. We remain committed to delivering enhanced value to shareholders, surgeons, and employees, while helping change the lives of patients around the globe.”

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Fourth Quarter 2020 Results

NuVasive reported fourth quarter 2020 total net sales of $291.8 million, a 6.0% decrease compared to $310.4 million for the fourth quarter 2019. On a constant currency basis, fourth quarter 2020 total net sales decreased 6.7% compared to the same period last year driven by the impact of COVID-19 on elective surgeries.

For the fourth quarter 2020, GAAP and non-GAAP gross profit was $207.2 million and $208.9 million, respectively, and GAAP and non-GAAP gross margin was 71.0% and 71.6%, respectively. These results compared to GAAP and non-GAAP gross profit of $227.1 million and GAAP and non-GAAP gross margin of 73.2%, for the fourth quarter 2019. The decline in GAAP and non-GAAP gross margin was primarily due to the decrease in net sales and incremental reserves for inventory.

The Company reported GAAP net income of $1.7 million, or diluted earnings per share of $0.03, for the fourth quarter 2020 compared to GAAP net income of $29.9 million, or diluted earnings per share of $0.55, for the fourth quarter 2019. On a non-GAAP basis, the Company reported net income of $30.4 million, or diluted earnings per share of $0.59, for the fourth quarter 2020 compared to non-GAAP net income of $38.5 million, or diluted earnings per share of $0.73, for the fourth quarter 2019.

Free cash flow for the quarter ended Dec. 31, 2020, was $44.8 million compared to $46.3 million in the prior year period.

Full Year 2020 Results

NuVasive reported full year 2020 total net sales of $1.051 billion, a 10.1% decrease compared to $1.168 billion for the full year 2019. On a constant currency basis, full year 2020 total net sales decreased 10.2% compared to the full year 2019, which reflects the impact of the COVID-19 pandemic.

For the full year 2020, GAAP and non-GAAP gross profit was $729.0 million and $730.7 million, respectively, and GAAP and non-GAAP gross margin was 69.4% and 69.5%, respectively. These results compared to GAAP and non-GAAP gross profit of $855.7 million, and GAAP and non-GAAP gross margin of 73.3% for the full year 2019. The decrease in GAAP and non-GAAP gross margin was primarily a result of incremental reserves for inventory attributed to projected demand for certain spinal hardware products impacted by COVID-19.

The Company reported GAAP net loss of $37.2 million, or diluted loss per share of $0.72, for the full year 2020 compared to GAAP net income of $65.2 million, or diluted earnings per share of $1.23, for the full year 2019. On a non-GAAP basis, the Company reported net income of $63.8 million, or diluted earnings per share of $1.23, for the full year 2020 compared to non-GAAP net income of $129.8 million, or diluted earnings per share of $2.47, for the full year 2019. See the “Reconciliation of GAAP to Non-GAAP Financial Measures” table for a reconciliation of these GAAP and non-GAAP financial measures.

Cash, cash equivalents, and investments were $1.030 billion as of Dec. 31, 2020, compared to $213 million reported as of Dec. 31, 2019.

Simplify Medical

In a separate news release, NuVasive announced it has acquired Simplify Medical, a privately held company and developer of the Simplify® Cervical Artificial Disc for cervical total disc replacement (cTDR), as of Feb. 24, 2021. The transaction provides NuVasive with the most clinically effective technology in the cTDR procedure segment and further distinguishes NuVasive’s C360 cervical portfolio in the market.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company's website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP diluted earnings (loss) per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, gains and losses from changes in fair value of derivatives and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	For the Three Months Ended December 31, 2020
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO[5]	Net Income to Adjusted EBITDA
	Reported GAAP	$207,179	$20,235	$1,692	$0.03	51,870	$1,692
	% of net sales	71.0%	6.9%
	Amortization of intangible assets		12,576	12,576
	Litigation related expenses and settlements[1]		1,310	1,310			1,310
	Business transition costs[2]		8,337	8,337			8,337
	European medical device regulation[3]	1,706	3,614	3,614			3,614
	Non-cash interest expense on convertible notes			12,844
	Net gain on strategic investments			(10)			(10)
	Tax effect of adjustments[4]			(9,989)
	Interest expense/(income), net						21,136
	Income tax benefit						(628)
	Depreciation and amortization						34,840
	Non-cash stock-based compensation						7,706
	Adjusted Non-GAAP	$208,885	$46,072	$30,374	$0.59	51,870	$77,997
	% of net sales	71.6%	15.8%				26.7%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~22% on a GAAP basis and ~24% on a non-GAAP basis.

[5]

Adjusted non-GAAP diluted WASO excludes the impact of all dilutive securities, including convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2020
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[7]	Net (Loss) to Adjusted EBITDA
	Reported GAAP	$728,951	$38,303	$(37,153)	$(0.72)	51,416	$(37,153)
	% of net sales	69.4%	3.7%
	Amortization of intangible assets		51,726	51,726
	Litigation related expenses and settlements[1]		6,996	6,996			6,996
	Business transition costs[2]		10,878	10,878			10,878
	Purchase of in-process research and development[3]		1,011	1,011			1,011
	European medical device regulation[4]	1,706	7,693	7,693			7,693
	Non-cash interest expense on convertible notes			40,866
	Net loss on strategic investments			268			268
	Net loss recognized on change in fair value of derivatives[5]			12,301			12,301
	Tax effect of adjustments[6]			(30,823)
	Interest expense/(income), net						68,994
	Income tax benefit						(10,392)
	Depreciation and amortization						140,937
	Non-cash stock-based compensation						17,457
	Adjusted Non-GAAP	$730,657	$116,607	$63,763	$1.23	51,992	$218,990
	% of net sales	69.5%	11.1%				20.8%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Purchase of an in-process research and development asset which had no future alternative use.
[4]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[5]	Represents the net change in fair value of the Company’s derivative asset and liability associated with the 2023 Notes.
[6]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~22% on a GAAP basis and ~24% on a non-GAAP basis.

[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended December 31, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO[5]	Net Income to Adjusted EBITDA
	Reported GAAP	$227,098	$42,166	$29,876	$0.55	54,638	$29,876
	% of net sales	73.2%	13.6%
	Amortization of intangible assets		12,599	12,599
	Litigation related expenses and settlements[1]		818	818			818
	Business transition costs[2]		(7,141)	(7,141)			(7,141)
	European medical device regulation[3]		2,384	2,384			2,384
	Non-cash interest expense on convertible notes			4,492
	Tax effect of adjustments[4]			(4,513)
	Interest expense/(income), net						9,147
	Income tax expense						3,271
	Depreciation and amortization						34,348
	Non-cash stock-based compensation						10,285
	Adjusted Non-GAAP	$227,098	$50,826	$38,515	$0.73	52,979	$82,988
	% of net sales	73.2%	16.4%				26.7%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~19% on a GAAP basis and ~21% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO[5]	Net Income to Adjusted EBITDA
	Reported GAAP	$855,713	$123,050	$65,234	$1.23	53,160	$65,234
	% of net sales	73.3%	10.5%
	Amortization of intangible assets		51,097	51,097
	Litigation related expenses and settlements[1]		7,794	7,794			7,794
	Business transition costs[2]		(1,995)	(1,995)			(1,995)
	European medical device regulation[3]		5,069	5,069			5,069
	Non-cash interest expense on convertible notes			17,617
	Net loss on strategic investments			4,767			4,767
	Tax effect of adjustments[4]			(19,782)
	Interest expense/(income), net						36,608
	Income tax expense						15,283
	Depreciation and amortization						135,593
	Non-cash stock-based compensation						30,732
	Adjusted Non-GAAP	$855,713	$185,015	$129,801	$2.47	52,629	$299,085
	% of net sales	73.3%	15.8%				25.6%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~19% on a GAAP basis and ~21% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the fourth quarter and full year ended Dec. 31, 2020, as well as its acquisition of Simplify Medical. The dial-in numbers are 1-800-954-0604 for domestic callers and 1-312-281-1210 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through March 25, 2021. In addition, a telephone replay of the call will be available until March 4, 2021. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 21990639.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the potential benefits of the acquisition of Simplify Medical, including the expected impact on future financial and operating results, and post-acquisition plans and intentions. In addition, this news release contains selected financial results from the fourth quarter and full year 2020. The Company’s results for the fourth quarter and full year 2020 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; the risk that Simplify Medical will not be integrated successfully and that benefits from the acquisition may not be fully realized or may take longer to realize than expected; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel. Additional risks and uncertainties that may affect future results are described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)
Net sales:
Products	$264,267	$279,234	$950,189	$1,044,569
Services	27,540	31,120	100,393	123,501
Total net sales	291,807	310,354	1,050,582	1,168,070
Cost of sales (excluding below amortization of intangible assets):
Products	65,742	63,211	247,809	232,474
Services	18,886	20,045	73,822	79,883
Total cost of sales	84,628	83,256	321,631	312,357
Gross profit	207,179	227,098	728,951	855,713
Operating expenses:
Selling, general and administrative	144,260	160,365	547,195	611,181
Research and development	21,771	19,109	79,838	72,380
Amortization of intangible assets	12,576	12,599	51,726	51,097
Purchase of in-process research and development	—	—	1,011	—
Business transition costs	8,337	(7,141)	10,878	(1,995)
Total operating expenses	186,944	184,932	690,648	732,663
Interest and other expense, net:
Interest income	166	561	1,472	1,917
Interest expense	(21,302)	(9,708)	(70,466)	(38,525)
Other income (expense), net	1,965	128	(16,854)	(5,925)
Total interest and other expense, net	(19,171)	(9,019)	(85,848)	(42,533)
Income (loss) before income taxes	1,064	33,147	(47,545)	80,517
Income tax benefit (expense)	628	(3,271)	10,392	(15,283)
Consolidated net income (loss)	$1,692	$29,876	$(37,153)	$65,234

Net income (loss) per share:
Basic	$0.03	$0.57	$(0.72)	$1.26
Diluted	$0.03	$0.55	$(0.72)	$1.23
Weighted average shares outstanding:
Basic	51,343	52,117	51,416	51,956
Diluted	51,870	54,638	51,416	53,160

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$856,869	$213,034
Short-term marketable securities	173,145	—
Accounts receivable, net of allowances of $20,631 and $17,019, respectively	207,071	211,532
Inventory, net	300,623	312,419
Prepaid income taxes	4,727	10,434
Prepaid expenses and other current assets	19,749	16,917
Total current assets	1,562,184	764,336
Property and equipment, net	286,369	266,318
Intangible assets, net	152,264	201,092
Goodwill	559,553	561,064
Operating lease right-of-use assets	102,270	66,932
Deferred tax assets	15,755	9,162
Restricted cash and investments	1,494	1,494
Other assets	13,193	14,892
Total assets	$2,693,082	$1,885,290
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$110,401	$97,160
Contingent consideration liabilities	7,289	15,727
Accrued payroll and related expenses	63,421	86,458
Operating lease liabilities	7,875	5,567
Income tax liabilities	2,073	2,005
Senior convertible notes	645,303	—
Total current liabilities	836,362	206,917
Long-term senior convertible notes	766,226	623,298
Deferred tax liabilities	2,807	14,655
Operating lease liabilities	111,634	73,153
Other long-term liabilities	52,438	52,060
Commitments and contingencies
Redeemable equity component of senior convertible notes	4,697	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 150,000 and 120,000 shares authorized at December 31, 2020 and December 31, 2019, respectively; 57,945 shares issued and 51,376 outstanding at December 31, 2020; 57,525 issued and 52,145 outstanding at December 31, 2019	62	62
Additional paid-in capital	1,550,001	1,429,854
Accumulated other comprehensive loss	(7,585)	(9,418)
Retained earnings	45,322	82,475
Treasury stock at cost; 6,569 shares and 5,380 shares at December 31, 2020 and December 31, 2019, respectively	(668,882)	(587,766)
Total equity	918,918	915,207
Total liabilities and equity	$2,693,082	$1,885,290

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Operating activities:
Consolidated net (loss) income	$(37,153)	$65,234
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	140,937	135,593
Purchase of in-process research and development	1,011	—
Deferred income taxes	(18,007)	5,844
Amortization of non-cash interest	48,986	21,288
Stock-based compensation	18,145	30,297
Net loss on strategic investments	268	4,767
Net loss recognized on change in fair value of derivatives	12,301	—
Reserves on current assets	53,902	18,382
Other non-cash adjustments	16,876	5,650
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	3,030	(16,407)
Inventory	(40,765)	(54,872)
Prepaid expenses and other current assets	(4,986)	(4,622)
Accounts payable and accrued liabilities	8,756	(3,924)
Accrued payroll and related expenses	(23,654)	24,256
Income taxes	6,264	3,804
Net cash provided by operating activities	185,911	235,290
Investing activities:
Acquisitions and investments	—	(4,100)
Proceeds from other investments	1,143	—
Purchases of intangible assets	(3,860)	(7,501)
Purchases of property and equipment	(105,729)	(122,883)
Purchases of marketable securities	(233,488)	—
Proceeds from sales and maturities of marketable securities	60,000	—
Net cash used in investing activities	(281,934)	(134,484)
Financing activities:
Proceeds from the issuance of common stock	6,170	6,415
Payment of contingent consideration	(7,053)	(809)
Purchase of treasury stock	(80,665)	(14,478)
Proceeds from issuance of convertible debt, net of issuance costs	873,848	—
Proceeds from sale of warrants	93,915	—
Purchases of convertible note hedges	(147,825)	—
Other financing activities	(1,734)	2,228
Net cash provided by (used in) financing activities	736,656	(6,644)
Effect of exchange rate changes on cash	3,202	131
Increase in cash, cash equivalents and restricted cash	643,835	94,293
Cash, cash equivalents and restricted cash at beginning of period	214,528	120,235
Cash, cash equivalents and restricted cash at end of period	$858,363	$214,528

###

                 Investor Contact:

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com